EXHIBIT 99.1

PRESS RELEASE

For immediate release: February 27, 2003

ITXC In Litigation with Interactive Marketing Technologies, Inc.

PRINCETON, N.J. — ITXC Corp. (NASDAQ:ITXC) announced today that it is involved in litigation with Interactive Marketing Technologies, Inc., (“IMT”) a telecommunications service bureau headquartered in Erlanger, Kentucky, which, among other things, provides services to the prepaid calling card industry.

IMT is the customer to which ITXC had discontinued service on February 20, 2003, as previously disclosed by ITXC. ITXC had demanded payment from IMT of a multimillion dollar past due balance last Friday, February 21, 2003, after the parties were unsuccessful in efforts to restructure IMT’s obligations to ITXC.

IMT has now commenced a lawsuit against ITXC seeking unspecified compensatory and punitive damages in the United States District Court for the Eastern District of Kentucky alleging breach of contract, bad faith, tortuous interference with contract and negligent misrepresentation, among other claims.

Tom Evslin, CEO of ITXC said “This lawsuit by IMT is a transparent attempt to avoid paying its legitimate debts. IMT does not and cannot deny it received services from ITXC for which it did not pay. ITXC is confident of its position and intends to pursue all legal remedies against IMT to collect the substantial amounts owed by IMT, and any other damages suffered by ITXC. The claims made by IMT are without merit and will be vigorously defended.”

IMT was effectively a value added channel for ITXC services. It provided products to prepaid calling card companies which included ITXC call termination services. ITXC also sells to prepaid calling card companies through other entities and will continue to expand those relationships. The Company intends to reaffirm or revise its financial guidance towards the end of March, once it assesses how those relationships are developing.

About ITXC:

ITXC Corp. is one of the world’s leading carriers based on minutes of international traffic carried. As a carriers’ carrier, ITXC serves all major carriers in the US; many incumbent carriers worldwide including China Telecom, PLDT, Telkom South Africa, Telecom Colombia, Telenor, Telia, and VSNL; and emerging and competitive carriers including COTAS-Teledata in Bolivia, Vietel in Vietnam and Data Access in India.

ITXC also serves a growing number of mobile carriers including China Mobile, one of the world’s largest mobile carriers. ITXC is the global market share leader in VoIP international calling with approximately 20% of the market, according to TeleGeography 2003.

For more information about ITXC, please visit www.itxc.com

Forward looking statements: ITXC has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning ITXC’s business, operations and financial condition.

“Forward-looking statements” consist of all non-historical information, including the statements regarding the collectibility of a customer’s receivable balance and the impact of reported events on ITXC’s financial statements. In addition, the words “could”, “expects”, “anticipates”, “objective”, “plan”, “may affect”, “may depend”, “believes”, “estimates”, “projects” and similar words and phrases are also intended to identify such forward-looking statements.

Actual results could differ materially from those projected in the Company’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the difficulty of predicting the ramifications of the market changes described in this press release; unanticipated technological difficulties; the volatile and competitive environment for Internet telephony and telecommunications; changes in domestic and foreign economic, market, and regulatory conditions; the inherent uncertainty of financial estimates and projections; uncertainty inherent in litigation; the creditworthiness of our customers; future transactions; and other considerations described as “Risk Factors” in Exhibit 99 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and in other filings by the Company with the SEC.

All such forward-looking statements are current only as of the date on which such statements were made. ITXC does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events. ITXC and ITXC.net are registered trademarks of ITXC Corp.